                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                              (Amendment No. _____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                           Core Materials Corporation
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

             ------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:

             ------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

             ------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:
                                                             ------------------

         (5) Total fee paid:
                            ---------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)    Amount Previously Paid:
                                       ----------------------------------------

         (2)    Form, Schedule or Registration Statement No.:
                                                             ------------------

         (3)    Filing Party:
                             --------------------------------------------------

         (4)    Date Filed:
                           ----------------------------------------------------

CORE MATERIALS CORPORATION

800 Manor Park Drive
Columbus, Ohio 43228
(614) 870-5000

                                                                  April 22, 1999

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Core Materials Corporation to be held at the Holiday Inn Columbus-West, 2350 Westbelt Drive, Columbus, Ohio 43228, on May 18, 1999, at 9:00 a.m., Eastern Standard time. Further information about the meeting and the matters to be considered is contained in the formal Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages.

     It is important that your shares be represented at this meeting. Whether or not you plan to attend, we hope that you will sign, date and return your proxy promptly in the enclosed envelope.

Sincerely,

Malcolm M. Prine
Chairman of the Board

                           CORE MATERIALS CORPORATION
                              800 MANOR PARK DRIVE
                              COLUMBUS, OHIO 43228
                                 (614) 870-5000
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 1999
                               ------------------
TO OUR STOCKHOLDERS:

     Core Materials Corporation ("Core Materials") will hold its 1999 Annual Meeting of Stockholders on May 18, 1999 at 9:00 a.m., Eastern Standard time, at the Holiday Inn Columbus-West, 2350 Westbelt Drive, Columbus, Ohio 43228, for the following purposes:

     (1) to elect five (5) directors to comprise the Board of Directors of Core Materials, each to serve a one-year term expiring at the 2000 annual meeting of stockholders;

     (2) to ratify the appointment of Deloitte & Touche LLP as auditors for Core Materials for the year ending December 31, 1999; and

     (3) to consider and act upon other business as may properly come before the meeting and any adjournments or postponements of the meeting.

     The foregoing matters are described in more detail in the Proxy Statement which is attached to this notice. Only stockholders of record at the close of business on April 2, 1999, the record date, are entitled to receive notice of and to vote at the meeting.

     Management desires to have maximum representation at the meeting and respectfully requests that you date, execute and promptly mail the enclosed proxy in the postage-paid envelope provided. You may revoke a proxy by notice in writing to the Secretary of Core Materials at any time prior to its use.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        Kevin L. Barnett
                                        Vice President, Secretary, Treasurer &
                                        Chief Financial Officer

Dated: April 22, 1999

                           CORE MATERIALS CORPORATION
                              800 MANOR PARK DRIVE
                              COLUMBUS, OHIO 43228
                                 (614) 870-5000
                               ------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 1999
                               ------------------
To Our Stockholders:

     Core Materials Corporation ("Core Materials") is furnishing this Proxy Statement in connection with the solicitation by its Board of Directors of proxies to be used and voted at its annual meeting of stockholders, and at any adjournment of the annual meeting. Core Materials will hold its annual meeting on May 18, 1999, at the Holiday Inn Columbus-West, 2350 Westbelt Drive, Columbus, Ohio 43228 at 9:00 a.m. Eastern Standard time. Core Materials is holding the annual meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     Core Materials is first sending this Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting of Stockholders on April 22, 1999.

                              GENERAL INFORMATION
SOLICITATION

     The Board of Directors of Core Materials is soliciting the enclosed proxy. In addition to the use of the mail, directors and officers of Core Materials may solicit proxies, personally or by telephone or telegraph. Core Materials will not pay its directors and officers any additional compensation for the solicitation.

     In addition, the stock transfer agent of Core Materials, American Stock Transfer & Trust Co., New York, New York will conduct proxy solicitations on behalf of Core Materials. Core Materials will reimburse American Stock Transfer & Trust Co. for reasonable expenses incurred by it in the solicitation. Core Materials also will make arrangements with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to beneficial owners of the common stock of Core Materials. Core Materials will reimburse those brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses.

     Core Materials will pay all expenses of the proxy solicitation. Core Materials will not use specially engaged employees or other paid solicitors to conduct any proxy solicitation.

VOTING RIGHTS AND VOTES REQUIRED

     Holders of shares of the common stock of Core Materials at the close of business on April 2, 1999, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting. On the record date, Core Materials had 9,778,680 shares of common stock outstanding.

     Each outstanding share of common stock on the record date is entitled to one vote on all matters presented at the annual meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast will constitute a quorum for the transaction of business at the annual meeting. No business, other than adjournment, can be conducted at the annual meeting unless a quorum is present in person or by proxy.

     Abstentions will count as shares present in determining the presence of a quorum for a particular matter. Abstentions, however, will not count as votes cast in determining the approval of any matter by the stockholders. If a broker or other record holder or nominee indicates on a proxy that it does not have authority to vote certain shares on a particular matter or if a broker or other record holder or nominee does not return proxies for any shares, those shares will not count as either present for purposes of determining a quorum or as votes cast in determining the approval of any matter by the stockholders.

     In the election of directors, each of the five directors will be elected by a plurality of votes cast by stockholders of record on the record date and present at the annual meeting, in person or by proxy. Cumulative voting in the election of directors will not be permitted. Core Materials is seeking stockholder ratification of the appointment of independent auditors of Core Materials, but ratification is not required by law.

VOTING OF PROXIES

     Shares of common stock represented by all properly executed proxies received prior to the annual meeting will be voted in accordance with the choices specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares will be voted:

     - FOR the election as directors of the nominees named in this Proxy Statement; and

     - FOR the ratification of the appointment of Deloitte & Touche LLP, as the auditors for Core Materials for the year ending December 31, 1999.

     Management of Core Materials and the Board of Directors of Core Materials know of no matters to be brought before the annual meeting other than as set forth in this Proxy Statement. If, however, any other matter is properly presented to the stockholders for action, it is the intention of the holders of the proxies to vote at their discretion on all matters on which the shares of common stock represented by proxies are entitled to vote.

REVOCABILITY OF PROXY

     A stockholder who signs and returns a proxy in the accompanying form may revoke it at any time before the authority granted by the proxy is exercised. A stockholder may revoke a proxy by delivering a written statement to the Secretary of Core Materials that the proxy is revoked.

ANNUAL REPORT

     The Annual Report to Stockholders of Core Materials, which includes financial statements and information concerning the operations of Core Materials during the year ended December 31, 1998, accompanies this Proxy Statement.

     Core Materials will provide, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 1998, upon the written request of any person solicited, delivered to:

              Core Materials Corporation
              Attn: Kevin L. Barnett, Vice President, Secretary,
              Treasurer and Chief Financial Officer
              800 Manor Park Drive
              P.O. Box 28183
              Columbus, Ohio 43228

STOCKHOLDER PROPOSALS

     Any stockholder who desires to present a proposal for consideration at the 2000 annual meeting of stockholders must submit the proposal in writing to Core Materials. If the proposal is received by Core Materials prior to the close of business on December 24, 1999, and otherwise meets the requirements of applicable state and federal law, Core Materials will include the proposal in the proxy statement and form of proxy relating to the 2000 annual meeting of stockholders. Core Materials may confer on the proxies for the 2000 annual meeting of stockholders discretionary authority to vote on any proposal, if Core Materials does not receive notice of the proposal by March 8, 2000.

                           OWNERSHIP OF COMMON STOCK

BENEFICIAL OWNERS

     The table below sets forth, to the knowledge of Core Materials, the only beneficial owner, as of April 2, 1999, of more than 5% of the outstanding shares of common stock of Core Materials.

              NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED

                NAME AND ADDRESS OF                   AMOUNT AND NATURE OF
                  BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP   PERCENT OF CLASS
----------------------------------------------------  --------------------   ----------------
Navistar International Transportation Corp..........      4,264,000(1)             43.6%
  455 North Cityfront Plaza Drive
  Chicago, Illinois 60611

---------------

(1) Navistar International Transportation Corp. received these shares of common stock on December 31, 1996, pursuant to the terms of an asset purchase agreement which provided for the acquisition by Core Materials of the Columbus Plastics operating unit of Navistar International Transportation Corp. The terms and conditions of the asset purchase agreement are discussed in greater detail below under the heading "Certain Relationships and Related Transactions." Navistar International Transportation Corp. is a wholly-owned subsidiary of Navistar International Corporation.

MANAGEMENT

     The table below sets forth, as of April 2, 1999, the number of shares of common stock beneficially owned by each director of Core Materials, by each nominee for election as director of Core Materials, by each executive officer named in the Summary Compensation Table contained in this Proxy Statement, and by all of the foregoing directors, nominees and executive officers as a group. The information concerning the persons set forth below was furnished in part by each of those persons.

              NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED

                      NAME OF                         AMOUNT AND NATURE OF
                  BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP   PERCENT OF CLASS
----------------------------------------------------  --------------------   ----------------
Kevin L. Barnett....................................         20,178(1)               *
James F. Crowley....................................         13,500(2)               *
Ralph O. Hellmold...................................         75,000(3)               *
Thomas M. Hough.....................................         14,000(4)               *
Stephen J. Klestinec................................          5,000(5)               *
Malcolm M. Prine....................................         95,011(6)               *
Kenneth M. Schmell..................................         23,000(7)               *
James L. Simonton...................................          7,000(8)               *
Gerald L. Voirol....................................          7,500(9)               *
All directors, nominees and executive officers as a
  group (9 persons).................................        260,189                2.6%

---------------

* Less than 1% of the outstanding shares of common stock.

(1) Includes (1) 19,000 shares of common stock which Mr. Barnett has the right to acquire within 60 days through the exercise of stock options; (2) 1,000 shares of common stock as to which Mr. Barnett has sole voting and investment power; and (3) 178 shares of common stock held by Mr. Barnett in the Core Materials Corporation Employee Stock Purchase Plan.

(2) Includes (1) 7,000 shares of common stock which Mr. Crowley has the right to acquire within 60 days through the exercise of stock options; (2) 5,500 shares of common stock as to which Mr. Crowley has sole voting and investment power; and (3) 1,000 shares of common stock as to which Mr. Crowley shares voting and investment power with his wife.

(3) Includes (1) 14,000 shares of common stock which Mr. Hellmold has the right to acquire within 60 days through the exercise of stock options; and (2) 61,000 shares of common stock as to which Mr. Hellmold has sole voting and investment power.

(4) Includes 14,000 shares of common stock which Mr. Hough has the right to acquire within 60 days through the exercise of stock options.

(5) Includes 5,000 shares of common stock as to which Mr. Klestinec has sole voting and investment power.

(6) Includes: (1) 28,000 shares of common stock which Mr. Prine has the right to acquire within 60 days through the exercise of stock options; (2) 1,011 shares of common stock held by Mr. Prine's wife; (3) 5,000 shares of common stock held by Mr. Prine's daughter; and (4) 61,000 shares of common stock as to which Mr. Prine has sole voting and investment power.

(7) Includes 23,000 shares of common stock which Mr. Schmell has the right to acquire within 60 days through the exercise of stock options.

(8) Includes 7,000 shares of common stock which Mr. Simonton has the right to acquire within 60 days through the exercise of stock options.

(9) Includes 7,500 shares of common stock which Mr. Voirol has the right to acquire within 60 days through the exercise of stock options.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the following persons to file initial statements of beneficial ownership on a Form 3 and changes of beneficial ownership on a Form 4 or Form 5 with the Securities and Exchange Commission and to provide Core Materials with a copy of those statements:

     - executive officers and directors of Core Materials; and

     - persons who beneficially own more than 10% of the issued and outstanding shares of common stock of Core Materials.

     Except as set forth in the following paragraph, Core Materials believes that its executive officers, directors and greater than 10% beneficial owners complied with all applicable section 16(a) filing requirements for the fiscal year ended December 31, 1998. Core Materials has based this belief solely on a review of the Section 16(a) statements furnished to it and written representations from its executive officers and directors.

     Each of James F. Crowley, Stephen J. Klestinec and James L. Simonton were required to file an initial statement of beneficial ownership on a Form 3 by June 8, 1998. Mr. Crowley, Mr. Klestinec and Mr. Simonton each filed a Form 3 on June 5, 1998, but the Securities and Exchange Commission returned the forms for illegibility. Accordingly, the forms subsequently were refiled and accepted by the Securities and Exchange Commission on June 15, 1998. Mr. Crowley's Form 3 reported the ownership of 6,500 shares and the grant of a stock option for 35,000 shares. Mr. Klestinec's Form 3 reported the ownership of 1,000 shares and the grant of a stock option for 100,000 shares. Mr. Simonton's Form 3 reported the grant of a stock option for 35,000 shares. Mr. Klestinec also purchased 2,000 shares of common stock on October 30, 1998. Mr. Klestinec should have reported the purchase on a Form 4 by November 10, 1998. Mr. Klestinec filed the Form 4 on November 18, 1998.

               DIRECTORS AND EXECUTIVE OFFICERS OF CORE MATERIALS

     The following biographies provide information on the background and experience of the persons nominated to become directors at the annual meeting and the executive officers of Core Materials. Core Materials is not aware of any family relationships among any of the following persons or any arrangements or understandings pursuant to which those persons have been, or are to be, selected as a director or executive officer of Core Materials, other than arrangements or understandings with directors or executive officers acting solely in their capacity as directors or executive officers. Executive officers of Core Materials are elected to serve for a term of one year or until their successors have been duly elected and qualified.

              NAME                  AGE       POSITION(S) CURRENTLY HELD
---------------------------------  -----   ---------------------------------
Kevin L. Barnett.................   36     Vice President, Secretary,
                                           Treasurer and Chief Financial
                                           Officer
James F. Crowley.................   52     Director
Ralph O. Hellmold................   58     Director
Thomas M. Hough..................   53     Director
Stephen J. Klestinec.............   49     Vice President, Sales and
                                           Marketing
Malcolm M. Prine.................   70     Chairman of the Board of
                                           Directors
Kenneth M. Schmell...............   50     Executive Vice President and
                                           Chief Operating Officer
James L. Simonton................   58     Director
Gerald L. Voirol.................   47     Controller and Assistant
                                           Secretary

     Kevin L. Barnett. Kevin L. Barnett joined Core Materials as an employee on April 1, 1997 and was elected Vice President, Secretary, Treasurer and Chief Financial Officer on April 24, 1997. Mr. Barnett joined Core Materials after approximately five years of working with Medex Inc., a publicly held manufacturer and marketer of injection molded products used for medical and surgical applications. Mr. Barnett served as Vice President, Treasurer, and Corporate Controller of Medex Inc. from October, 1995 to January, 1997. He served as Vice President and Corporate Controller of Medex Inc. from May, 1994 to October, 1995 and as Assistant Treasurer from April, 1992 to May, 1994. Prior to joining Medex Inc., Mr. Barnett served as a certified public accountant with Deloitte & Touche LLP from August, 1984 to April, 1992.

     James F. Crowley. James F. Crowley has served as a director of Core Materials since May 28, 1998. Mr. Crowley is currently the President of Brookside Capital Incorporated, a private investment and advisory firm head-quartered in New York, which he founded in 1993. From 1984 to 1992, Mr. Crowley served in various capacities with Prudential Securities, Inc. including President of Global Investment & Merchant Banking. Prior to joining Prudential Securities, Inc., Mr. Crowley provided financial advisory, merger, acquisition and underwriting services as a First Vice President and Partner at Smith Barney, Harris Upham & Co. in its Investment Bank and Capital Markets Division. Mr. Crowley graduated from the Wharton School at the University of Pennsylvania in 1976.

     Ralph O. Hellmold. Ralph O. Hellmold has served as a director of Core Materials since December 31, 1996. He is the founder and President of Hellmold Associates, Inc., an investment banking boutique which specializes in mergers, acquisitions and working with troubled companies or their creditors and acts as general partner of hedge funds which invest primarily in securities of financially distressed companies. Mr. Hellmold is also a director of International Aircraft Investors located in Torrance, California and an independent trustee of Ridgewood Electric Power Trusts II and III, Delaware business trusts. Prior to forming Hellmold Associates in 1990, Mr. Hellmold was a Managing Director at Prudential-Bache Capital Funding, where he served as co-head of the Corporate Finance Group, co-head of the Investment Banking Committee and head of the Financial Restructuring Group. From 1974 until 1987, Mr. Hellmold was a partner at Lehman Brothers and its successors, where he worked in Corporate Finance and co-founded the Financial Restructuring Group.

     Thomas M. Hough. Thomas M. Hough has served as a director of Core Materials since December 31, 1996. He has served as the Vice President and Treasurer of Navistar International Corporation and its principal operating subsidiary, Navistar International Transportation Corp. since October 1992. Navistar International

Transportation Corp. is a 44% stockholder and a significant customer of Core Materials. The relationship of Navistar International Transportation Corp. to Core Materials is described below under "Certain Relationships and Related Transactions." Previously, Mr. Hough served as Assistant Treasurer and Assistant Controller of Navistar International Transportation Corp. and as Controller of Navistar Financial Corporation, a principal financial subsidiary of Navistar International Transportation Corp. Mr. Hough joined Navistar International Transportation Corp. in 1980, after twelve years with Deloitte & Touche LLP. Mr. Hough also serves as a member of the Professional Advisory Board of the Department of Accounting at the University of Illinois at Chicago.

     Stephen J. Klestinec. Stephen J. Klestinec joined Core Materials as an employee on April 1, 1998 and was elected to the position of Vice President, Sales and Marketing on May 28, 1998. Mr. Klestinec was employed by Atlanta based Georgia-Pacific Resin, Inc., a manufacturer of thermoset resins, from 1981 until joining Core Materials on April 1, 1998. At Georgia-Pacific, Mr. Klestinec served as market manager of fiber reinforced products. In such capacity, Mr. Klestinec commercialized products for both the North American and International markets in the aerospace, mass transit, electrical and electronic industries. Mr. Klestinec also managed the abrasives, adhesives and specialty market segment. Mr. Klestinec also held positions at Georgia-Pacific in market development, quality assurance and manufacturing. Prior to joining Georgia-Pacific, Mr. Klestinec served as plant manager for Pacific Resins and Chemicals. Mr. Klestinec holds a bachelor's degree in Chemistry from Belmont Abby College in Belmont, North Carolina.

     Malcolm M. Prine. Malcolm M. Prine has served as a director of Core Materials and Chairman of Core Materials since December 31, 1996. Mr. Prine also served as a director of RYMAC Mortgage Investment Corporation from May 1992 to December 31, 1996. RYMAC merged with Core Materials on December 31, 1996, as described below under "Certain Relationships and Related Transactions." Mr. Prine has been self-employed while acting as a consultant for the last nine years. He is currently a director of Equitable Resources, a natural gas utility company, and PA Capital Bank, a Pennsylvania commercial bank serving small businesses and individuals. He also serves on the board of various private organizations and universities.

     Kenneth M. Schmell. Kenneth M. Schmell has served as Executive Vice President and Chief Operating Officer of Core Materials since May 28, 1998. From December 31, 1996 to May 28, 1998, Mr. Schmell served Core Materials as General Manager and Acting Chief Executive Officer. Prior to joining Core Materials, Mr. Schmell served Navistar International Transportation Corp. in various capacities for approximately eight years, including service as Plant Manager of the Columbus Plastics operation of Navistar International Transportation Corp. Navistar International Transportation Corp. is a 44% stockholder and a significant customer of Core Materials. The relationship of Navistar International Transportation Corp. to Core Materials is described below under "Certain Relationships and Related Transactions."

     James L. Simonton. James L. Simonton has served as a director of Core Materials since May 28, 1998. Mr. Simonton is currently the Vice President of Purchasing and Supplier Development for Navistar International Transportation Corp. and has served in that capacity since 1992. In such capacity, Mr. Simonton is in charge of purchasing of all production materials, in-bound and out-bound freight and logistics and the development of suppliers. Navistar International Transportation Corp. is a 44% stockholder and a significant customer of Core Materials. The relationship of Navistar International Transportation Corp. to Core Materials is described below under "Certain Relationships and Related Transactions."

     Gerald L. Voirol. Gerald L. Voirol is the Controller and Assistant Secretary for Core Materials and has served in those capacities since December 31, 1996. Mr. Voirol was employed by Navistar International Transportation Corp. from 1973 until joining Core Materials in 1996. Mr. Voirol served as Controller of the Columbus Plastics operating unit of Navistar International Transportation Corp. from 1991 until 1996. Navistar International Transportation Corp. is a 44% stockholder and a significant customer of Core Materials. The relationship of Navistar International Transportation Corp. to Core Materials is described below under "Certain Relationship and Related Transactions."

        COMPENSATION, MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     For the fiscal year ended December 31, 1998, the directors of Core Materials received a director's fee of $3,000 per quarter. Core Materials anticipates that the compensation arrangement for the fiscal year ending December 31, 1999 will remain the same. In addition, the Core Materials Corporation Long-Term Equity Incentive Plan provides for a one-time grant of a director option to each of the non-employee directors of Core Materials to purchase 35,000 shares of common stock, which option vests in increments of 20% over a five year period. Mr. Hellmold, Mr. Hough and Mr. Prine received this one-time grant of a director option during the fiscal year ended December 31, 1997. Mr. Simonton and Mr. Crowley received this one-time grant of a director option upon their election to the Board of Directors on May 28, 1998. Core Materials also has entered into certain compensation arrangements with members of its Board of Directors. These compensation arrangements are discussed below under the heading "Compensation Committee Interlocks and Insider Participation."

     The Board of Directors met four times during the fiscal year ended December 31, 1998. During that period, each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which each director served.

     Core Materials did not have a Compensation Committee during the fiscal year ended December 31, 1998. The entire Board of Directors performed the functions of a Compensation Committee during that period, including recommending the form and amount of compensation to be paid to the executive officers and directors of Core Materials.

     Core Materials has an Audit Committee which currently consists of Messrs. Hough, Crowley and Hellmold. The principal function of the Audit Committee is to review and approve the scope of the annual audit undertaken by the independent certified public accountants of Core Materials and to meet with them to review and inquire as to audit functions and other financial matters and to review the year-end audited financial statements. The Audit Committee met two times during the fiscal year ended December 31, 1998.

     Core Materials has a Nominating Committee which currently consists of Messrs. Hellmold, Hough and Prine. The principal function of the Nominating Committee is to recommend candidates for membership on the Board of Directors. The Nominating Committee met one time during the fiscal year ended December 31, 1998.

STOCKHOLDER NOMINATIONS

     The bylaws of Core Materials set forth procedural requirements pursuant to which stockholders may make nominations to the Board of Directors. The Board of Directors or the Nominating Committee may not accept recommendations for nominations to the Board of Directors in contravention of these procedural requirements.

     In order for a stockholder to nominate a person for election to the Board of Directors, the stockholder must give written notice of the stockholder's intent to make the nomination either by personal delivery or by United States mail, postage prepaid, to the Secretary of Core Materials not less than fifty nor more than seventy-five days prior to the meeting at which directors will be elected. In the event that less than sixty days prior notice or prior public disclosure of the date of the meeting is given or made to stockholders, Core Materials must receive notice not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurred first.

     The notice must set forth:

     - the name and address of record of the stockholder who intends to make the nomination;

     - a representation that the stockholder is a holder of record of shares of the capital stock of Core Materials entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

     - the name, age, business and residence addresses and principal occupation or employment of each proposed nominee;

     - a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons, naming such person or persons, pursuant to which the nomination or nominations are to be made by the stockholder;

     - other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

     - the written consent of each proposed nominee to serve as a director of Core Materials if elected.

     Core Materials may require any proposed nominee to furnish other information as it may reasonably require to determine the eligibility of the proposed nominee to serve as a director. The presiding officer of the meeting of stockholders may, if the facts warrant, determine that a stockholder did not make a nomination in accordance with the foregoing procedure. If the presiding officer makes such a determination, the officer shall declare such determination at the meeting and the defective nomination will be disregarded.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation information for Kenneth M. Schmell, Kevin L. Barnett, Stephen J. Klestinec and Gerald L. Voirol.

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL
                                           COMPENSATION                  LONG TERM COMPENSATION
                                         ----------------      -------------------------------------------
            NAME AND                     SALARY    BONUS         AWARDS-SECURITIES          ALL OTHER
       PRINCIPAL POSITION          YEAR    ($)      ($)        UNDERLYING OPTIONS(#)    COMPENSATION($)(4)
---------------------------------  ----  -------   ------      ----------------------   ------------------
Kenneth M. Schmell(1)............  1998  127,500   62,459                  --                 10,200
  Executive Vice President and     1997  115,725   76,969             125,000                  8,413
  Chief Operating Officer
Kevin L. Barnett(2)..............  1998  117,500   45,229                  --                  7,453
  Vice President, Secretary,
     Treasurer,                    1997   86,250   51,312             100,000                  4,169
  and Chief Financial Officer
Stephen J. Klestinec(3)..........  1998   86,250   45,229             200,000                 48,316
  Vice President Sales and
  Marketing
Gerald L. Voirol(1)..............  1998   80,804   21,538                  --                  6,858
  Controller and Assistant
     Secretary                     1997   78,650   26,239              40,000                  5,702

---------------

(1) Messrs. Schmell and Voirol assumed their positions with Core Materials as of the close of business on December 31, 1996. Accordingly, compensation information is not provided for periods prior to the fiscal year ended December 31, 1997.

(2) Core Materials employed Mr. Barnett on April 1, 1997. Accordingly, compensation information is not provided for Mr. Barnett for periods prior to the fiscal year ended December 31, 1997. Mr. Barnett's annual salary for 1997 was $115,000.

(3) Core Materials employed Mr. Klestinec on April 1, 1998. Accordingly, compensation information is not provided for Mr. Klestinec for periods prior to the fiscal year ended December 31, 1998. Mr. Klestinec's annual salary for 1998 was 115,000. Mr. Klestinec also received a signing bonus upon his acceptance of employment with Core Materials of $20,000 and he received $22,422 as reimbursement for his expenses to move to Columbus, Ohio. These amounts are included in "All Other Compensation."

(4) Includes contributions by Core Materials to its 401(k) plan for salaried employees. Core Materials makes contributions to its 401(k) plan in two ways. Core Materials makes a "matching contribution" which is based on the employee's salary reduction contribution. Core Materials also makes a "retirement contribution" which is based on the age and regular earnings of the employee as of the year the contribution is made. Matching contributions for the fiscal year ended December 31, 1997 were $938 for Mr. Schmell, $288 for Mr. Barnett and $590 for Mr. Voirol. Retirement contributions during the fiscal year ended December 31, 1997 were $7,475 for Mr. Schmell, $3,881 for Mr. Barnett and $5,112 for Mr. Voirol. Matching contributions for the fiscal year ended December 31, 1998 were $1,912 for Mr. Schmell, $2,165 for Mr. Barnett, $288 for Mr. Klestinec and $1,606 for Mr. Voirol. Retirement contributions during the fiscal year ended December 31, 1998 were $8,288 for Mr. Schmell, $5,288 for Mr. Barnett, $5,606 for Mr. Klestinec and $5,252 for Mr. Voirol.

     The following table sets forth information with respect to stock options granted during the fiscal year ended December 31, 1998 to the executive officers named in the Summary Compensation Table. In accordance with Securities and Exchange Commission rules, the hypothetical realizable values for each option grant are shown based on the compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of appreciation are prescribed by the Securities and Exchange Commission and are for illustration purposes only. The assumed rates of appreciation are not intended to predict future stock prices, which will depend upon market conditions and the future performance and prospects of Core Materials.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                              -------------------------------------------------------    POTENTIAL REALIZABLE
                                                   % OF                                    VALUE AT ASSUMED
                                NUMBER OF         TOTAL                                 ANNUAL RATES OF STOCK
                                SECURITIES       OPTIONS                                  PRICE APPRECIATION
                                UNDERLYING      GRANTED TO     EXERCISE                    FOR OPTION TERM
                                 OPTIONS       EMPLOYEES IN     PRICE      EXPIRATION   ----------------------
            NAME                GRANTED(#)     FISCAL YEAR    ($/SHARE)       DATE       5%($)         10%($)
----------------------------  --------------   ------------  ------------  ----------   --------      --------
Kenneth M. Schmell..........          --            --            --              --         --            --
Kevin L. Barnett............          --            --            --              --         --            --
Stephen J. Klestinec(1).....     100,000          23.1%          5.13        5/28/08    322,623       817,590
                                 100,000          23.1%          3.50       10/21/08    220,113       557,810
Gerald L. Voirol............          --            --            --              --         --            --

---------------

(1) On May 28, 1998, Mr. Klestinec was granted an option to purchase 100,000 shares at an exercise price of $5.13 per share, representing the fair market value of the shares on the date of grant. The option vested in ten installments, 9,500 shares on May 28 of each year from 1999 to 2007 and 14,500 shares on November 28, 2008. On October 21, 1998, Mr. Klestinec was granted an additional option at an exercise price of $3.50 per share which exceeded the fair market value of Core Materials common stock on that date. The option granted on May 28, 1998 was forfeited as a condition of the October 21, 1998 grant. Mr. Klestinec's October 21, 1998 option vests in ten installments, 9500 shares vest on October 21, of each year from 1999 to 2007 and 14,500 shares vest on April 21, 2008. The option expires ten years from the date of grant.

     The following table sets forth information with respect to the exercise of options by each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1998. The table also sets forth information with respect to all vested (exercisable) and unvested (unexercisable) options held by each of the executive officers named in the Summary Compensation Table as of December 31, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                          SECURITIES                      UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                           ACQUIRED                    OPTIONS AT FISCAL YEAR END(#)       AT FISCAL YEAR END($)(1)
                              ON           VALUE      -------------------------------   -------------------------------
          NAME            EXERCISE(#)   REALIZED($)   EXERCISABLE       UNEXERCISABLE   EXERCISABLE       UNEXERCISABLE
------------------------  -----------   -----------   ------------      -------------   ------------      -------------
Kenneth M. Schmell......       0              --         23,000            102,000         17,250            76,500
Kevin L. Barnett(2).....      80          $35.00          9,500             90,500          7,125            67,875
Stephen J. Klestinec....       0              --              0            100,000              0                 0
Gerald L. Voirol........       0              --          7,500             32,500          5,625            24,375

---------------

(1) "Value of Unexercised In-the-Money Options at Fiscal Year End" is based upon the fair market value of the shares of common stock of Core Materials on December 31, 1998 ($3.50) less the exercise price of in-the-money options at the end of the fiscal year ended December 31, 1998.

(2) Securities acquired on exercise for Mr. Barnett include shares purchased pursuant to the Core Materials Corporation Employee Stock Purchase Plan. Value realized represents the difference between the market price of the shares on the purchase date ($2.94) and the purchase price paid by Mr. Barnett ($2.50).

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The purpose of the compensation program of Core Materials is to attract and retain qualified executive officers by providing a total compensation package which is competitive with comparable corporations and to also provide incentives to create short-term and long-term improvements in the performance of Core Materials.

     The compensation philosophy of Core Materials is based on the belief that,

     - Core Materials must attract and retain qualified individuals and motivate and reward those individuals for performance;

     - a substantial portion of an executive's compensation should depend upon the performance of Core Materials; and

     - incentives should exist which align the interests of the executives with those of the stockholders of Core Materials and which create long-term stockholder value.

     Following this philosophy, Core Materials has developed a compensation program for its executives which includes the following components:

BASE SALARY

     Core Materials has established base salaries for its executive officers based upon the experience and capabilities of the executives, as determined in the subjective judgment of the Board of Directors, and the salaries of comparable companies.

BONUS/PROFIT SHARING

     The Board of Directors has established a bonus/profit sharing program for the executives and other employees. This program is designed to align the interests of such individuals with those of the stockholders of Core Materials by directly tying profit sharing payments to the performance of Core Materials for the year. This program creates a profit sharing pool for the executives and other employees based upon percentages of the earnings before taxes of Core Materials for the year above pre-established thresholds. The thresholds are established annually by the Board of Directors and are intended to begin creating a profit sharing pool only after earnings before taxes exceeds a reasonable level.

STOCK OPTIONS AND EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors grants stock options under the Core Materials Corporation Long-Term Equity Incentive Plan to executives and salaried employees which are intended to align the long-term interests of these individuals with the interests of the stockholders of Core Materials. The Board of Directors determines the options awarded to the executive officers based upon the subjective judgment and experience of the directors in compensating executive officers. Options for the executive officers are generally granted at or above fair market value and are subject to a ten year vesting schedule. Mr. Klestinec, Vice President, Sales and Marketing, was the only executive officer to receive a grant of a stock option during 1998.

     In addition, to the Long-Term Equity Incentive Plan, Core Materials also maintains an Employee Stock Purchase Plan. All eligible employees, including executive officers, may purchase shares of common stock through payroll deductions at a price equal to 85% of the fair market value of the common stock.

BASIS FOR CHIEF OPERATING OFFICER'S COMPENSATION

     The Board of Directors established compensation for Mr. Schmell for 1998 in accordance with the information discussed above.

STOCK OPTION REPRICING

     On October 21, 1998, the Board of Directors approved a repricing of options that had been granted to employees of Core Materials at prices ranging up to $5.13 per share. Due to a decline in the fair market value of the common stock of Core Materials, the Board of Directors concluded that the previously granted options did not provide a proper incentive to the employees of Core Materials. Accordingly, the Board of Directors approved an action which allowed certain employees who had been granted options at prices equaling or exceeding $3.69 per share to elect to forfeit such options in exchange for a new option granted at an exercise price of $3.50 per share. The Board of Directors approved an effective date for the grant of options of October 21, 1998. The fair market value of the common stock of Core Materials on October 21, 1998 was $2.88 per share.

     Mr. Klestinec, the current Vice President, Sales and Marketing of Core Materials, elected to forfeit the option that Core Materials originally had granted him on May 28, 1998, pursuant to the foregoing described stock option repricing. The following table sets forth certain information respecting the options granted to Mr. Klestinec on May 28, 1998 and October 21, 1998. Mr. Klestinec was the only executive officer of Core Materials to have an option repriced, as described above.

                           TEN YEAR OPTION REPRICING

                                                                                                              LENGTH OF
                                     NUMBER OF SECURITIES   MARKET PRICE OF     EXERCISE        NEW        ORIGINAL OPTION
                                          UNDERLYING         STOCK AT TIME    PRICE AT TIME   EXERCISE      TERM REMAINING
          NAME              DATE       OPTIONS REPRICED      OF REPRICING     OF REPRICING     PRICE     AT DATE OF REPRICING
          ----              ----     --------------------   ---------------   -------------   --------   --------------------
Stephen J. Klestinec,     10/21/98         100,000               $2.88(1)         $5.13        $3.50       Expired 10/28/08
  Vice President,
  Sales and Marketing

---------------

(1) Represents the fair market value of the common stock on October 21, 1998.

Submitted by the Board of Directors,

James F. Crowley
Ralph O. Hellmold
Thomas M. Hough
Malcolm M. Prine
James L. Simonton

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Core Materials did not have a Compensation Committee during the fiscal year ended December 31, 1998. Accordingly, the Board of Directors made all compensation decisions. Core Materials has entered into the following compensation arrangements with members of its Board of Directors:

RELATIONSHIP WITH MR. HELLMOLD

     RYMAC Mortgage Investment Corporation was a Maryland corporation that merged with Core Materials on December 31, 1996. The merger took place in connection with the acquisition by Core Materials of the Columbus Plastics operation of Navistar International Transportation Corp. Additional information on the merger of RYMAC into Core Materials and the acquisition of Columbus Plastics is provided below under the heading "Certain Relationships and Related Transactions."

     RYMAC entered into a letter agreement dated as of November 1, 1995, as amended on April 10, 1996 and July 18, 1996, with Hellmold Associates, Inc., an investment banking boutique. Mr. Hellmold is the founder and President of Hellmold Associates, and is also a current director of Core Materials and nominee for director of Core Materials. The letter agreement provided that Hellmold Associates would assist RYMAC in identifying and contacting potential acquisition candidates and in structuring and negotiating a strategic acquisition. Hellmold Associates also was engaged by Navistar International Transportation Corp. to assist it in selling its Columbus Plastics operation.

     In 1996, Hellmold Associates identified Columbus Plastics as a potential acquisition candidate for RYMAC. Upon the closing of the acquisition of Columbus Plastics, Core Materials paid Hellmold Associates $688,305 in advisory fees. In 1997, Hellmold Associates also received $30,075 in additional compensation, as a result of the increase in the purchase price paid to Navistar which reflected an increase in the net tangible assets of Columbus Plastics as of the December 31, 1996 acquisition date. In 1998, Hellmold Associates received $9,808 as a result of an increase in the purchase price paid Navistar based upon the earnings of Core Materials for 1997. Hellmold Associates may receive additional compensation in the future as a result of further post-closing adjustments to the purchase price of Columbus Plastics or as a result of future services provided to Core Materials.

RELATIONSHIP WITH MR. PRINE

     Mr. Prine is the Chairman of the Board of Core Materials. Core Materials compensates Mr. Prine as a consultant for special services and advice that he provides to Core Materials at a rate of $7,500 per month. Mr. Prine received a total of $90,000 in cash compensation for such services during each of the years ended December 31, 1998 and December 31, 1997. Mr. Prine also received $15,000 in 1997 for consulting services rendered in 1996.

     In addition, Mr. Prine was paid $125,000 in 1997 for consulting services that he rendered in connection with the merger of RYMAC and Core Materials and the acquisition of Columbus Plastics.

     Finally, Mr. Prine was granted a stock option to purchase 70,000 shares on February 4, 1998, as consideration for his services to Core Materials. The option vests in increments of 20% over a five-year period and expires on February 4, 2008. The option was granted at an exercise price of $3.97 per share, representing the fair market value on the date of grant.

RELATIONSHIPS WITH MR. HOUGH AND MR. SIMONTON

     Mr. Hough and Mr. Simonton are officers of Navistar International Transportation Corp. and members of the Board of Directors of Core Materials. Sales to Navistar represented approximately 79% of the total revenues of Core Materials for the fiscal year ended December 31, 1998. Navistar is also a 44% shareholder in Core Materials.

                               PERFORMANCE GRAPH

     The following graph sets forth a comparison of the cumulative total returns on (i) the common shares of Core Materials, (ii) the S & P Small Cap 600 Index and (iii) the S & P Trucks & Parts Index for the two-year period ended December 31, 1998. Core Materials did not acquire the Columbus Plastics operation of Navistar International Transportation Corp. until December 31, 1996, nor did it assume its current business operations until January 1, 1997. Accordingly, information is not provided for years ended prior to the year ended December 31, 1996. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                 COMPARISON OF 2 YEAR CUMULATIVE TOTAL RETURN*
          AMONG CORE MATERIALS CORPORATION, THE S&P SMALLCAP 600 INDEX
                        AND THE S&P TRUCKS & PARTS INDEX

                                    [GRAPH]

                                               CORE MATERIALS CORPORATION        S&P CORPORATION           S&P TRUCKS & PARTS
                                               --------------------------        ---------------           ------------------
'12/96'                                                  100.00                      100.00                      100.00
'12/97'                                                  164.00                      126.00                      165.00
'12/98'                                                  156.00                      129.00                      136.00

* $100 INVESTED ON 12/31/96 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH NAVISTAR

     On October 8, 1996, RYMAC Mortgage Investment Corporation, a Maryland corporation, formed Core Materials as a wholly-owned subsidiary under the laws of the State of Delaware. RYMAC incorporated Core Materials in order to acquire substantially all of the assets of the Columbus Plastics operating unit of Navistar International Transportation Corp.

     RYMAC had entered into an asset purchase agreement with Navistar on September 12, 1996. The asset purchase agreement provided for the acquisition of Columbus Plastics. The obligation of Navistar to consummate the acquisition, however, was conditioned upon the reincorporation of RYMAC in the State of Delaware. Accordingly, RYMAC formed Core Materials on October 8, 1996, as a wholly-owned subsidiary under the laws of the State of Delaware and subsequently merged into Core Materials on December 31, 1996. Core Materials was the surviving corporation in the merger with each outstanding share of RYMAC common stock being converted into the right to receive one share of the common stock of Core Materials.

     Pursuant to the terms of the asset purchase agreement with Navistar, Core Materials acquired substantially all of the assets and liabilities of Columbus Plastics on December 31, 1996. As consideration, Navistar received a secured note in the principal amount of $25,504,000. Navistar also received 4,264,000 shares of newly issued common stock of Core Materials, representing approximately 45% of the total number of shares of common stock issued and outstanding at the time of the acquisition. The principal amount of the secured note and the number of shares of common stock received by Navistar were subject to adjustment pursuant to the terms of the asset purchase agreement. Effective December 31, 1996, the amount of the secured note was increased to $29,514,000 in order to reflect an increase in the "net tangible assets" of Columbus Plastics as of the December 31, 1996 acquisition date. In 1997, as a result of a review of the closing balance sheet and all purchase price adjustments, the secured note amount was reduced by $1,629,000 to reflect an amendment to the closing balance sheet as of the acquisition date. In addition, Navistar will receive future consideration in the form of an increase in the principal amount of the secured note if Core Materials achieves earnings results above specified levels during the period 1997 through 1999. Should there be additional future consideration, it will be accounted for by increasing the amount of the secured note, and by reducing the amount of Core Materials' retained earnings. Based on Core Materials' earnings for the years ended December 31, 1998 and 1997, the secured note was increased by $4,098,000 and $2,937,000, respectively.

     Navistar's acquisition of common stock of Core Materials made it the largest stockholder of Core Materials. The certificate of incorporation of Core Materials protects this position by limiting the possibility of a change in ownership or control. For instance, the certificate of incorporation requires a super-majority vote to remove directors or to approve certain extraordinary corporate transactions, including mergers and acquisitions. The certificate of incorporation also restricts transfers of securities which could result in a change of ownership of a specified percentage in Core Materials. This restrictive transfer provision is discussed below under the heading "Limitation on Ownership."

     Navistar's status as the largest stockholder of Core Materials has allowed Navistar in the past, and will allow Navistar at the annual meeting, to influence the composition of the Board of Directors. Core Materials anticipates that the stockholders will elect Mr. Hough and Mr. Simonton, currently officers of Navistar, as directors of Core Materials at the annual meeting.

     In addition to being the largest stockholder of Core Materials, Navistar is also a significant customer of Core Materials with sales to Navistar representing approximately 79% of total revenues of Core Materials during the fiscal year ended December 31, 1998. Core Materials has a comprehensive supply agreement with Navistar, pursuant to which Core Materials sells fiberglass reinforced parts to Navistar. Additionally, Core Materials and Navistar had a transitional services agreement, under which Navistar provided accounting, payroll, human resources and office support services to Core Materials during 1998 and procured insurance on behalf of Core Materials. The total cost to Core Materials for these services and support during the fiscal year ended December 31, 1998 was approximately $13,000. Finally, Core Materials and Navistar entered into a registration rights agreement at the time of the merger and acquisition under which Core Materials granted to Navistar demand and piggy-back rights with respect to the registration for sale under the Securities Act of 1933 of the shares of common stock received pursuant to the asset purchase agreement.

OTHER MATERIAL RELATIONSHIPS

     Core Materials has entered into material arrangements with members of its Board of Directors which arrangements are discussed above under the heading "Compensation Committee Interlocks and Insider Participation."

                            LIMITATION ON OWNERSHIP

     The certificate of incorporation of Core Materials contains a prohibited transfer provision which was designed at the time of the merger and acquisition to help assure the continued availability of Core Materials' substantial net operating losses by seeking to prevent an ownership change in Core Materials.

     The prohibited transfer provision prohibits a transfer of stock of Core Materials if the transfer will cause the transferee to hold a prohibited ownership percentage or if the transferee's ownership percentage already exceeds the prohibited ownership percentage. The prohibited transfer provision defines "stock" as including all classes of stock, options to purchase stock or any other interest in Core Materials that could be treated as stock. A prohibited ownership percentage generally means direct and indirect ownership of 4.5% or more of the stock or any other percentage that would cause a transferee to be considered a five percent stockholder under the federal income tax rules referenced in the certificate of incorporation.

     The prohibited transfer provision did not apply to the issuance of stock to Navistar pursuant to the asset purchase agreement and will not restrict certain transfers that are made in compliance with exceptions set forth in the prohibited transfer provision.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

COMPOSITION OF THE BOARD OF DIRECTORS

     The Board of Directors currently consists of five members. At the annual meeting, the stockholders will elect five directors to hold office until the election and qualification of their successors at the next annual meeting of stockholders or until their earlier resignation, death, disqualification or removal from office.

     The intention of the proxies is to vote the shares of common stock they represent for the election of James F. Crowley, Ralph O. Hellmold, Thomas M. Hough, Malcolm M. Prine and James L. Simonton, unless the proxy is marked to indicate that such authorization is expressly withheld. Each of the nominees is currently a member of the Board of Directors. All of the nominees have stated their willingness to serve and Core Materials is not aware of any reason that would cause any of the nominees to be unavailable to serve as a director should they be elected at the annual meeting. If any of the nominees should become unavailable for election, the proxies may exercise discretionary authority to vote for a substitute nominee proposed by the Board of Directors. Information with respect to the background and experience of each of the five nominees is set forth above under the heading "Directors and Executive Officers of Core Materials."

     Under Delaware law and the bylaws of Core Materials, the stockholders will elect as directors the five nominees receiving the greatest number of votes. Core Materials will count shares of common stock as to which voting authority is withheld for quorum purposes but will not count those shares toward the election of directors or toward the election of individual nominees specified in the form of proxy.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. CROWLEY, HELLMOLD, HOUGH, PRINE AND SIMONTON.

                                   PROPOSAL 2
                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP to audit the financial statements of Core Materials for the fiscal year ending December 31, 1999. Core Materials expects a representative of Deloitte & Touche LLP to attend the annual meeting. Core Materials will provide the representative with an opportunity to make a statement if he or she desires to do so. Core Materials expects that the representative will be available to respond to appropriate questions.

     Core Materials is presenting the appointment of auditors to the stockholders for ratification at the annual meeting. While ratification by stockholders of this appointment is not required by law or the certificate of incorporation or bylaws of Core Materials, management believes that such ratification is desirable. In the event this appointment is not ratified by a majority vote of stockholders, the Board of Directors will consider that fact when it appoints independent certified public accountants for the next fiscal year.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

                                 OTHER MATTERS

     The management of Core Materials and the Board of Directors of Core Materials know of no matters to be brought before the annual meeting other than as set forth above. If, however, any other matters are properly presented to the stockholders for action, it is the intention of the persons named in the proxy to vote at their discretion on all matters on which the shares of common stock represented by such proxies are entitled to vote.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Malcolm M. Prine
                                          Chairman of the Board

Dated: April 22, 1999

                                                                      Appendix I

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                         OF CORE MATERIALS CORPORATION

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- MAY 18, 1999

     The undersigned hereby appoints Kenneth M. Schmell and Kevin L. Barnett, and each of them, as proxies for the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of Core Materials Corporation to be held at Holiday Inn Columbus-West, 2350 Westbelt Drive, Columbus, Ohio 43228, on May 18, 1999, at 9:00 a.m. Eastern Standard Time, and any adjournments or postponements of the Annual Meeting, and to vote, as designated below, all the shares of common stock of Core Materials Corporation held of record by the undersigned at the close of business on April 2, 1999, with all the powers the undersigned would possess if he or she were personally present at the Annual Meeting.

     Please specify your choice by clearly marking the appropriate box. Unless otherwise specified, this proxy will be voted "FOR" Proposals 1, 2 and 3.

1.  Election of Directors

    [ ] FOR NOMINEES*:            (1) James F. Crowley          [ ] WITHHOLD AUTHORITY TO
                                  (2) Ralph O. Hellmold         VOTE FOR ALL NOMINEES
                                  (3) Thomas M. Hough
                                  (4) Malcolm M. Prine
                                  (5) James L. Simonton

    * Instruction: To withhold authority to vote for (any) individual nominee(s), indicate the name(s) of the nominee(s) in the following space:

     ---------------------------------------------------------------------------

2. Ratification of Appointment of Independent Certified Public Accountants, Deloitte & Touche LLP

    [ ] FOR Ratification           [ ] AGAINST Ratification          [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponements or adjournments of the Annual Meeting.

     (Continued, and to be signed, on other side)

(Continued from other side)

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CORE MATERIALS CORPORATION. PLEASE FILL IN, DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

     WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR NOT VOTED AS SPECIFIED. WHERE NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AS DIRECTORS, "FOR" THE RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, DELOITTE & TOUCHE LLP, AND, IN THE DISCRETION OF THE PROXY OR PROXIES, ON ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) OF THE ANNUAL MEETING.

     This proxy must be signed exactly as name(s) appears on this proxy. If shares are held jointly, each stockholder named should sign.

     Please mark, date and sign as your name appears on this proxy and return it in the enclosed envelope promptly. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer.

                                          Dated:
                                          --------------------------------------

                                          Signature:
                                          --------------------------------------

                                          Signature:
                                          --------------------------------------